Exhibit 32.1

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Amendment No. 1 of the Annual Report on Form 10-K/A of Flow International Corporation, a Washington corporation (the “Company”), for the year ending April 30, 2006 as filed with the Securities and Exchange Commission (the “Report”), I, Stephen R. Light, Principal Executive Officer of the Company, certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ STEPHEN R. LIGHT
Stephen R. Light Principal Executive Officer January 29, 2007